   As filed with the Securities and Exchange Commission on November 4, 1996

                                                       Registration No. 33-70108
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      to
                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             NUEVO ENERGY COMPANY
             (Exact name of registrant as specified in its charter)

          Delaware                                          76-0304436
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                           Identification No.)

1331 Lamar, Suite 1650, Houston, Texas                         77010
(Address of Principal Executive Offices)                    (Zip Code)

                             NUEVO ENERGY COMPANY
                           1993 STOCK INCENTIVE PLAN
                           (Full title of the plan)

                              WILLARD I. BOSS, JR.
                  1331 LAMAR, SUITE 1650, HOUSTON, TEXAS 77010
                    (Name and address of agent for service)

                                (713) 652-0706
         (Telephone number, including area code, of agent for service)

                                    ------

                                   Copy to:

                            BUTLER & BINION, L.L.P.
                           1000 LOUISIANA, SUITE 1600
                             HOUSTON, TEXAS  77002
                           ATTN:  GEORGE G. YOUNG III
                                 (713) 237-3111

                        CALCULATION OF REGISTRATION FEE

 ================================================================================================
                           ADDITIONAL
                            AMOUNT TO         PROPOSED         PROPOSED MAXIMUM      AMOUNT OF
                               BE         MAXIMUM OFFERING    AGGREGATE OFFERING    REGISTRATION
TITLE OF SECURITIES        REGISTERED     PRICE PER SHARE*          PRICE               FEE*
-------------------------------------------------------------------------------------------------
Common Stock               1,400,000         $48.25             $67,550,000      $20,469.70
  $.01 par value             shares
_____
*  Computed pursuant to Rule 457(h) based on the average of the high and low reported prices on
 November 1, 1996
=================================================================================================

                                    PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   This Post-Effective Amendment No. 1 to the Registration Statment on Form S-8 (Securities and Exchange Commission (the "Commission") Registration No. 33-70108), originally filed with the Commission on October 8, 1993 (the "Registration Statement"), of Nuevo Energy Company (the "Company") registers 1,400,000 additional shares of the Company's common stock, par value $.01 per share ("Common Stock"), that may be distributed under the Company's 1993 Stock Incentive Plan (the "Plan") as a result of an amendment to the Plan, adopted by the Compensation Committee of the Board of Directors of the Company on April 12, 1996 and approved by the shareholders of the Company on May 20, 1996, which increased the number of shares of Common Stock distributable under the Plan by 1,400,000 shares.

   The contents of the earlier Registration Statment on Form S-8 filed with the Commission on October 8, 1993 are incorporated herein by reference.

Item 8.  Exhibits

 Exhibit Number
 and Description
 ---------------

       (4) Instruments defining the rights of security holders, including indentures

            4.1  Specimen Stock Certificate (incorporated by reference to
                 Exhibit 4.1 to Registration Statement on Form S-4, Registration No. 33-33873)
            4.2  Nuevo Energy Company 1993 Stock Incentive Plan, as amended
            4.3  Form of Award Agreement**

       (5)  Opinion re legality

            5.1  Opinion of Butler & Binion, L.L.P.

      (15)  Letter re unaudited interim financial information*

      (23)  Consents of experts and counsel

           23.1 Consent of Butler & Binion, L.L.P. (included in its opinion filed as Exhibit 5.1)
           23.2  Consent of KPMG Peat Marwick LLP

      (24) Power of attorney**

      (28) Information from reports furnished to state insurance regulatory authorities*

      (99) Additional Exhibits*
_____
* Not Applicable
**  Previously Filed

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 31, 1996.


               NUEVO ENERGY COMPANY


               By:     /s/ Michael D. Watford
                  ----------------------------------------
                  Name:  Michael D. Watford
                  Title:  President and Chief Executive Officer

   Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                                                TITLE                                   DATE
     ---------                                                ------                                  -----

   J. P. Bryan*                                        Director, Chairman                        October 31, 1996
-----------------------------------------------------
J. P. Bryan

   /s/ Michael D. Watford                              Director, Chief Executive Officer,        October 31, 1996
-----------------------------------------------------  President, Chief Operating Officer
Michael D. Watford                                     (Principal Executive Officer)

  /s/ Robert M. King                                   Director, Senior Vice President,          October 31, 1996
-----------------------------------------------------  Chief Financial Officer (Principal
Robert M. King                                         Financial and Accounting Officer)

 /s/ Robert L. Gerry, III                              Director, Vice Chairman                   October 31, 1996
-----------------------------------------------------
  Robert L. Gerry, III

 Robert H. Allen*                                      Director                                  October 31, 1996
-----------------------------------------------------
Robert H. Allen

 Isaac Arnold, Jr.*                                    Director                                  October 31, 1996
-----------------------------------------------------
Isaac Arnold, Jr.
                                                       Director                                  October   , 1996
-----------------------------------------------------
T. Michael Long

 John B. Connally, III*                                Director                                  October 31, 1996
-----------------------------------------------------
John B. Connally, III

                                                       Director                                  October   , 1996
-----------------------------------------------------
James T. Hackett

 Gary R. Peterson*                                     Director                                  October 31, 1996
-----------------------------------------------------
Gary R. Peterson

 Thomas D. Barrow*                                     Director                                  October 31, 1996
-----------------------------------------------------
Thomas D. Barrow

  * By:  /s/ Robert L. Gerry, III
        ----------------------------------------
        Robert L. Gerry, Attorney-in-fact

                               INDEX TO EXHIBITS

Exhibit Number
and Description
---------------


       (4) Instruments defining the rights of security holders, including indentures

             4.1    Specimen Stock Certificate (incorporated by reference to
                    Exhibit 4.1 to Registration Statement on Form S-4, Registration No. 33-33873)
             4.2    Nuevo Energy Company 1993 Stock Incentive Plan, as amended
             4.3    Form of Award Agreement**

       (5)   Opinion re legality

             5.1 Opinion of Butler & Binion, L.L.P.

      (15)   Letter re unaudited interim financial information*

      (23)   Consents of experts and counsel

             23.1 Consent of Butler & Binion, L.L.P. (included in its opinion filed as Exhibit 5.1)
             23.2   Consent of KPMG Peat Marwick LLP

      (24)   Power of attorney**

      (28) Information from reports furnished to state insurance regulatory authorities*

      (99)   Additional Exhibits*


_____
*  Not Applicable
** Previously Filed